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                                                                    Exhibit 99.1

         PRESS RELEASE, DATED JULY 7, 2000, ISSUED BY THE CORPORATION

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                                 July 7, 2000

         MORRISON KNUDSEN ACQUIRES RAYTHEON ENGINEERS & CONSTRUCTORS,
                         FORMS INDUSTRY TOP-TIER FIRM

         NEW COMPANY TO BE NAMED WASHINGTON GROUP INTERNATIONAL, INC.

     BOISE - A major new force has joined the top tier of the construction and engineering industry in the United States with the announcement today that Morrison Knudsen Corporation (MK--NYSE) has completed its purchase of the Raytheon Engineers & Constructors (RE&C) business of Raytheon Company.

     Pending shareholder approval, the combined company will be named Washington Group International, Inc., a firm with more than $5 billion in annual revenues and a backlog of some $6.6 billion. Starting today, the company will operate under the new name.

     "This is a milestone day for the employees of MK and RE&C, and our shareholders," said Dennis R. Washington, chairman and chief executive officer of the new company. "We have completed one of the largest acquisitions in the history of the engineering and construction industry and we have created an industry powerhouse that combines the engineering and project-execution skills of two world-class organizations.

     "Not only does our combined company rank among the overall industry leaders in the United States, but we have leading market-share positions in fast-growing specific markets such as infrastructure, power, industrial-process and government services."
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     Under the terms of the transaction, the company paid approximately $53 million in cash and assumed liabilities of approximately $450 million. In addition, Raytheon Company will keep financial responsibility for four nearly completed projects and partially indemnify MK on the completion of another existing project.

    The company is comprised of five full-service operating units, which will be managed by an Office of the Chairman that includes Washington, Stephen G. Hanks, the company's president and a 22-year employee, and Vincent L. Kontny, the company's chief operating officer, formerly president and chief operating officer of Fluor Corporation and president of Fluor Daniel, Inc.

     "This is an experienced team that provides a strong centralized management structure and is responsible for developing and implementing the company's growth strategy, project and operational controls, financial reporting, and performance excellence," said Washington.

    Washington said the name change sends a message that this is a new company, with a strong foundation of more than 20 legacy companies, many, such as MK, that are legendary in the engineering and construction industry.

     "The Board of Directors and the company's management agree that a name change is a key part of our message that there is a dynamic new force in the industry," said Washington. "Also, in my roles as chairman and chief executive officer, and as a significant shareholder, I'm committed to the long-term growth and profitability of the company and to building shareholder value. I can't think of a stronger way to emphasize my commitment than by having my name on the door."

     Said Kontny, a 40-year industry veteran: "The new name captures the image of a new and progressive company, one with incredible depth and breadth of capabilities."
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     The company's five new operating units are Power, Infrastructure & Mining,
Government, Industrial/Process, and Petroleum & Chemicals.

     "This merger allows us to provide better service to clients," said Kontny, who was instrumental in the 1986 formation and implementation of Fluor Daniel, a merger of Fluor and Daniel Construction into an engineering and construction giant. "We have the resources and proven expertise to take on any project, no matter the complexity or size."

     According to Hanks, the company will operate under a corporate governance system designed to limit risk, maintain profit margins, and ensure ethical and above-board business practices.

     "Oversight begins with top management," said Hanks. "We work in an industry that requires a very disciplined approach to business and it is the responsibility of the Office of the Chairman to provide the corporate controls and reviews designed to manage those risks, provide solid profit margins, and enhance shareholder value."

     In conjunction with closing, MK successfully completed a $1.3 billion financing package that will provide ample liquidity and unused capacity in the form of a large revolving credit facility.

     With more than 38,000 employees at work in more than 40 countries, the company serves the energy, environmental, government, heavy-civil, industrial, mining, nuclear-services, operations and maintenance, petroleum and chemicals, process, pulp and paper, transportation, and water-resources markets as an engineer, constructor, and program manager.

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This news release contains "forward-looking statements" within the meaning of the private securities litigation reform act of 1995, which are identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "anticipate," "intend," "plan," "estimate," or "continue" or the negative thereof or other variations thereof. Such forward-looking statements
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subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in social, economic, business industry,
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omitted to be taken by third parties, including the corporation"s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.